CUSIP No. 685932105               SCHEDULE 14A                     Page 1 of 17

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

[ ] Definitive proxy statement.

[X] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

                          OREGON TRAIL FINANCIAL CORP.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                        STILWELL VALUE PARTNERS II, L.P.
                           STILWELL ASSOCIATES, L.P.
                               STILWELL VALUE LLC
                                JOSEPH STILWELL
       -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CUSIP No. 685932105               SCHEDULE 14A                     Page 2 of 17

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

CUSIP No. 685932105               SCHEDULE 14A                     Page 3 of 17


     THE FOLLOWING ADVERTISEMENT WILL BE PUBLISHED IN THE BAKER CITY HERALD
                   AND LA GRANDE OBSERVER ON AUGUST 31, 2001:

                               The Stilwell Group
                            26 Broadway, 23rd Floor
                            New York, New York 10004
                             Phone: (212) 269-5800
                           Facsimile: (212) 269-2675
                            Email: Max OTFC@aol.com
                                                                 August 29, 2001

Dear Fellow Oregon Trail Financial Shareholder:

As we have previously reported to you in our Definitive Proxy Statement, every year since coming public in 1998, our Company has consistently earned below its peer group average. I strongly believe that it is the Compan's Board that has failed us in this regard. The Board has not yet, despite three successive management teams, been able to achieve what I consider to be a satisfactory return on equity.

I want to point out a few items about some of our directors' business experience. During the course of discovery, we learned that Chairman Steven R. Whittemore liquidated his family operated business, La Grande Lumber Company, in 1995. He had been working there since 1971. We also learned through discovery that Director Charles H. Rouse, having found it "hard to make a viable business work in rural Oregon," liquidated his business "Rouse Home Furnishing" in November 1995. (Mr. Rouse recently started a new career as a real estate salesman in Portland.)

Furthermore, as we have previously reported to you, despite the Company's consistently below-average performance, Directors award themselves free shares and free options on shares every year. These awards have never been tied to the Company's financial performance.

But the perks are more than just free stock: We have learned through discovery that the Company owns an ocean front vacation condominium in Lincoln City, Oregon. The Board pays itself $9,000.00 annually to oversee the subsidiary that owns this employee condo. The Stilwell Group's nominee, Mr. Kevin Padrick, will immediately move to sell the condo and end the payments to the Board.

I also believe that the Board has poor corporate governance procedures. The Board schedules only four regular meetings per year and has its agenda set by a non-director officer. No outsider sits on the committee that submits Board nominations: the Board members automatically re-elect themselves every year.

When Mr. Rouse moved outside of the Bank's market area, in violation of the bylaws, Mr. Rouse and his co-directors voted to keep him on the Board. If he had lost his seat, he would have lost

CUSIP No. 685932105               SCHEDULE 14A                     Page 4 of 17

his unvested stock options and restricted shares. We have since learned through discovery that the Board never even considered finding a local replacement director for Mr. Rouse.

When I raised serious questions concerning the propriety of Edward J. Elms remaining on the Board after giving what I believed to be false testimony in the Rouse case, I believe that the Board failed to conduct an independent investigation of the matter: the Board was advised by the same lawyers who had also represented Elms in his deposition. (For raising the issue, the Company and Elms retaliated by suing me, but have since withdrawn their defamation causes of action.)

When I asked for the complete list of shareholders pursuant to state law in order to communicate with you, the Company refused. I commenced suit in order to obtain the complete list. Ultimately, the court ordered the Company to produce the complete list. I believe that the Company alone is to blame for its litigation costs.

The annual meeting is scheduled to be held at 10:00 a.m. PDT on September 28, 2001 at the Best Western Sunridge Inn and Conference Center, One Sunridge Lane, Baker City, Oregon. At this meeting, I urge you to vote for Mr. Kevin Padrick. Mr. Padrick, who unlike all but one other Board Member, holds a post-graduate business degree, is, I believe, a highly qualified legal and financial professional. As can be seen from the Group's Definitive Proxy Statement, I also believe that his record shows that he will look out for the interests of all shareholders. I also believe that his election to the Board will help our Company to maximize shareholder value. As discussed in the Group's Definitive Proxy Statement, if possible, Mr. Padrick will work to sell the Company at a premium to book value.

I urge you to sign and return the WHITE AND BLUE PROXY CARD promptly in the envelope provided. If you receive a proxy card from the Company, please throw it away. I look forward to meeting with you if you attend the annual meeting.

                                        Sincerely,

                                        Joseph Stilwell
                                        On behalf of the Stilwell Group:
                                        STILWELL VALUE PARTNERS II, L.P.
                                        STILWELL ASSOCIATES, L.P.
                                        STILWELL VALUE LLC

On August 16, 2001, the Stilwell Value Group (the "Group") filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the election of its nominee to the board of directors of Oregon Trail Financial Corp. ("Oregon Trail") at Oregon Trail's 2001 annual meeting of stockholders. Copies of the definitive proxy statement were mailed to stockholders on or about August 16, 2001. Investors and security holders are urged to read the definitive proxy statement and additional definitive proxy material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other

CUSIP No. 685932105               SCHEDULE 14A                     Page 5 of 17

documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting D.F. King & Co. at (212) 269-5550.

CUSIP No. 685932105               SCHEDULE 14A                     Page 6 of 17

                      IMPORTANT INFORMATION CONCERNING THE
                       GROUP'S WHITE AND BLUE PROXY CARD
                           AND ITS SUBSTITUTE NOMINEE


On August 16, 2001, the Stilwell Value Group (the "Group") filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the election of its nominee to the board of directors of Oregon Trail Financial Corp. (the "Company") at its 2001 annual meeting of stockholders. Copies of the definitive proxy statement were mailed to stockholders on or about August 16, 2001. This information supplements the definitive proxy statement. Investors and security holders are urged to read the definitive proxy statement and additional definitive proxy material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting D.F. King & Co. at (212) 269-5550.


THE WHITE AND BLUE PROXY CARD

The Company's Board currently consists of six members. Two seats on the Board are up for election at the Annual Meeting. As we previously advised you, the Group is seeking to elect Mr. Kevin D. Padrick to fill one of the open director seats, in opposition to one of the Company's nominees. We had also advised you that we would vote for the election of one of the Company's two nominees. The WHITE PROXY CARD previously sent to you permitted us to vote for the election of the Group nominee and gave us the discretionary authority to vote for one of the Company nominees.

We are now sending you a new WHITE AND BLUE PROXY CARD which will enable you to authorize a vote ONLY for the Group nominee and NOT for any Company nominee. If you previously returned a WHITE PROXY CARD, you may revoke it by returning the WHITE AND BLUE PROXY CARD.

If you return the WHITE AND BLUE PROXY CARD, your vote will only count for one of the two seats. Therefore, your vote will NOT count towards the election of any Company nominee and you will not be able to vote for any Company nominee.

If you have already mailed the WHITE PROXY CARD but do not mail the WHITE AND BLUE PROXY CARD, we will use the WHITE PROXY CARD to vote for the election of the Group nominee. As permitted by the regulations of the Office of Thrift Supervision, the Group will also vote up to 24.9% of the outstanding shares of the Company for the election of one of the Company nominees with the WHITE PROXY CARDS we receive. We will not be able to vote the WHITE PROXY CARDS such that we cast votes with more than 24.9% of the outstanding shares for any Company nominee. Therefore, even if we receive unrevoked WHITE PROXY

CUSIP No. 685932105               SCHEDULE 14A                     Page 7 of 17

CARDS that, together with the Group's own ownership, represent more than 24.9% of the outstanding shares of the Company, we will not vote more than 24.9% for a Company nominee. As a result, even if you vote with the WHITE PROXY CARD, your vote may not count for the election of any director other than the Group nominee.

NEIL J. BRYANT

We wish to advise you that if, for any reason, Mr. Padrick is unable to serve, or the Company increases the size of the Board to more than the current six members, we will be soliciting proxies to elect Mr. Neil J. Bryant as a substitute for Mr. Padrick or, if the size of the Board is expanded, in addition to Mr. Padrick. We are NOT soliciting proxies for the election of Mr. Bryant at this time. In the event that the Group decides to solicit proxies for the election of Mr. Bryant, we will send you new proxy cards.

On August 17, 2001, the Group provided the Company with notice under the Company's Articles of Incorporation of our intention to nominate either or both of Mr. Padrick or Mr. Bryant for election to the Board. We did this because the Articles of Incorporation require that advance notice of nominations be provided to the Company's Secretary not less than thirty days nor more than sixty days prior to the date of the annual meeting. Therefore, in order to preserve our ability to nominate Mr. Bryant in the future, should the Board be expanded before the Annual Meeting or should Mr. Padrick be unable to serve, we were required to provide notice with respect to both Mr. Padrick and Mr. Bryant. As we state above, however, we intend to nominate Mr. Bryant only in the event that Mr. Padrick is unable or unwilling to serve as the director or if the Company increases the size of the Board before the Annual Meeting, and we are NOT soliciting proxies for the election of Mr. Bryant to the Board at this time.

Information concerning Mr. Bryant is set forth below.

From 1973 through the present, Mr. Bryant has been practicing law at Bryant, Lovlien, & Jarvis, a law firm at which he is a partner. The firm is located at 40 N.W. Greenwood, Bend, Oregon 97701. From 1992 to 2000, Mr. Bryant was an Oregon State Senator where, at various times, he chaired the Judiciary Committee, served as an Assistant Majority Leader and as the Whip. Bryant, Lovlien, & Jarvis is not a parent, subsidiary or other affiliate of the Company. Mr. Bryant is 53 years old. His residence is 2072 Glassow Drive, Bend, Oregon 97701, which is in a county which qualifies under the Company's residency requirement.

Mr. Bryant, Stilwell Value Partners II and Stilwell Associates are parties to two agreements under which Mr. Bryant has consented to be nominated to and sit on the Board, and Stilwell Value Partners II has agreed to grant Mr. Bryant options on 20,000 shares of Common Stock, at a purchase price of $14.05 per share, which will vest in two portions of 10,000 each: (i) on the date after the Annual Meeting, provided that prior to such date either (A) Mr. Bryant's name has been publicly disclosed by the Group as a nominee or potential nominee for the Board or (B) the Group has sent the Company a notice of nomination in accordance with the provisions of the Company's By-laws and (ii) on the date Mr. Bryant is seated on the Board. Alternatively, all of Mr. Bryant's options will vest if he is seated on the Board of Directors by invitation of the Company and Stilwell Value Partners II consents in writing to such invitation. Upon vesting, the

CUSIP No. 685932105               SCHEDULE 14A                     Page 8 of 17

options will be exercisable in whole or in part at any time within the 18 months following the Annual Meeting, unless, among other things, Mr. Bryant withdraws from election for or resigns or is removed from the Board. In addition, Stilwell Value Partners II has agreed to reimburse Mr. Bryant for his expenses incurred in connection with his nomination to the Board and indemnify and hold Mr. Bryant harmless for all damages and claims which may arise in connection with being nominated to the Board. Copies of these agreements are annexed hereto as Appendix A.

During the past two years, Mr. Bryant has not beneficially, or of record, owned any shares of Common Stock.

Except as mentioned above, Mr. Bryant is not, nor has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, except as set forth hereinafter or in any Schedule 13D and amendments filed by the Group.

Except as otherwise set forth herein, neither Mr. Bryant, nor any of his associates, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Bryant is not currently a director of any corporation, partnership or other entity that has a class of equity securities registered under the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Except as described in the Group's Schedule 13D's and Definitive Proxy Statement, there are no material proceedings to which Mr. Bryant, or any of his associates, is a party adverse to the Company or any of its subsidiaries. In addition, neither Mr. Bryant, nor any of his respective associates, has a material interest adverse to the Company or any of its subsidiaries.

Mr. Bryant is not an officer of the Company.

Mr. Bryant has no family relationship with any director or officer of the Company. In addition, there is no family relationship between Mr. Bryant and Mr. Padrick.

There are no matters with respect to Mr. Bryant required to be disclosed under
Item 401(f) of Regulation S-K.

There are no matters with respect to Mr. Bryant required to be disclosed under Items 404(a), 404(b) or 404(c) of Regulation S-K.

Mr. Bryant is not required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

CUSIP No. 685932105               SCHEDULE 14A                     Page 9 of 17

                                   APPENDIX A
                         AGREEMENTS WITH NEIL J. BRYANT

                               NOMINEE AGREEMENT

     This Nominee Agreement is made this 17th day of May, 2001 among Stilwell Value Partners II, L.P. and Stilwell Associates, L.P. (collectively referred to as "Stilwell Group"), having their offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Neil R. Bryant, residing at 2072 Glassow Drive, Bend Oregon 97701 ("Nominee").

     WHEREAS, the Stilwell Group is the beneficial owner of 290,800 shares of common stock of Oregon Trail Financial Corp. ("OTFC") and may solicit proxies in order to nominate as many directors as permitted under the law to OTFC's Board of Directors at the 2001 annual shareholders meeting, such nomination being in opposition to OTFC's management's slate of nominees;

     WHEREAS, the bylaws of OTFC provide in pertinent part that, "To be eligible for nomination and election to the Board of Directors or for continued service on the Board of Directors, a nominee's or member's primary residence shall be located in a county in which Pioneer Bank, a Federal Savings Bank, occupies a branch office or other office, or in a county contiguous thereto. Should a director fail to satisfy the continuing service requirement, the director shall be deemed to have submitted his or her resignation which shall become effective upon adoption of a resolution acknowledging such ineligibility by the Board of Directors.";

     WHEREAS Nominee's primary residence is located in a county in which the Savings Bank occupies a branch office or other office, or a county contiguous thereto ("Qualified County") and Nominee agrees to be nominated for and sit on the Board of Directors of OTFC if elected at the 2001 annual shareholder's meeting for a term to last three years;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Nominee hereby agrees to have his name placed in nomination by the Stilwell Group to sit as a director of OTFC, and for that purpose, understands and agrees that the Stilwell Group may solicit proxies from shareholders to enable the Stilwell Group to nominate Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of OTFC if elected, a copy of which is attached hereto as Exhibit A.

     2. Nominee shall not move his primary residence from a Qualified County nor commit any act which would otherwise make him ineligible to sit as a director, but in case of a breach of this provision in no case shall Nominee be liable for damages beyond the loss of options granted hereunder. Nominee has executed and delivered to the Stilwell Group a Director Questionnaire and hereby certifies that the contents thereof are true.

CUSIP No. 685932105               SCHEDULE 14A                    Page 10 of 17

     3. In consideration thereof, Stilwell Value Partners I, L.P. hereby grants Nominee an option to purchase up to twenty thousand (20,000) shares of OTFC common stock on the terms set forth in the option annexed hereto as Exhibit B. The exercise price shall equal the closing price on the day this Agreement is executed.

     4. The Stilwell Group shall reimburse all of Nominee's actual expenses incurred in connection with nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that OTFC reimburse his expenses for attending meetings.

     5. The Stilwell Group hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of OTFC. Nominee shall give the Stilwell Group notice of the occurrence of an event requiring indemnification no later than 20 days after nominee has knowledge of such an event. The Stilwell Group retains the sole right to select and retain counsel for Nominee. This indemnification shall not apply to any claims or damages arising out of Nominee being a member of the Board of Directors of OTFC.

     6. Nominee understands that this Agreement may be publicly disclosed by the Stilwell Group.

                    /s/  Joseph Stilwell
                        -----------------------
                        Joseph Stilwell on behalf of the Stilwell Group

                    /s/  Neil R. Bryant
                        -----------------------
                        Neil R. Bryant

CUSIP No. 685932105               SCHEDULE 14A                    Page 11 of 17

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of May 17, 2001, by and between Stilwell Value Partners II, L.P., a Delaware limited partnership with offices at 26 Broadway, 23rd floor, New York, New York 10004 ("SVP"), and Neil R. Bryant, residing at residing at 2072 Glassow Drive, Bend Oregon 97701 (the "Optionee").

     WHEREAS, SVP owns approximately 189,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Oregon Trail Financial Corporation, an Oregon corporation ("OTFC"); and

     WHEREAS, SVP and certain other parties, acting as a group (the "Stilwell Group"), have filed with the Securities and Exchange Commission a Schedule 13D, and amendments thereto, reporting that it intends to solicit proxies for a person or persons nominated by SVP and its affiliates for election to the Board of Directors of OTFC (the "Board"); and

     WHEREAS, Optionee has consented to his nomination by the Stilwell Group to the Board and has concurrently with the execution of this Stock Option Agreement entered into a Nominee Agreement with the Stilwell Group (the "Nominee Agreement"); and

     WHEREAS, in consideration of the agreements of Optionee in the Nominee Agreement to stand for election to the Board and to serve if elected, SVP considers it desirable and in its best interests that the Optionee be granted the option to purchase up to an aggregate of Twenty Thousand (20,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4.

     2. Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $14.05 per Option Share (subject to adjustment as provided in Section 6 below) (the "Purchase Price").

     3. Certain Defined Terms. As used in this Option Agreement, the following terms shall have the following meanings:

          (a) Closing Sale Price shall mean on any particular date the closing sale price per share of Common Stock on such date on the NASDAQ National Market, or if there is no

CUSIP No. 685932105               SCHEDULE 14A                    Page 12 of 17

     such price on such date, then the closing sale price on the NASDAQ National Market on the date nearest preceding such date.

          (b) Expiration Date shall mean the date which is eighteen months after the First Vesting Date, or such earlier date on which this Option may terminate in accordance with Section 4 or Section 6, or such other date as the parties mutually agree in writing.

               (c) First Vesting Date shall mean the day after the 2001 Annual Meeting of OTFC's shareholders.

               (d) Second Vesting Date shall mean the date on which the Optionee is seated on the Board.

               (e) Threshold Event shall mean either of the following: (i) Optionee's name has been publicly disclosed by the Stilwell Group as a nominee or potential nominee for the Board or (ii) the Stilwell Group has sent to OTFC a notice in accordance with the advance notice provisions of the OTFC By-laws advising OTFC of the Stilwell Group's intention to place Optionee's name in nomination.

     4. Vesting and Exercisability of the Option. The Option shall vest and become exercisable as follows:

          (a) the Option shall vest and become exercisable with respect to Ten Thousand (10,000) Option Shares (the "First Option") at the First Vesting Date, provided that prior to the First Vesting Date one or both of the Threshold Events shall have occurred, and thereafter shall be exercisable at any time or from time to time in whole or in part on or prior to the Expiration Date. If a Threshold Event does not occur prior to the First Vesting Date, then the First Option shall be terminated and shall not become exercisable.

          (b) the Option shall vest and become exercisable with respect to the remaining Ten Thousand (10,000) Option Shares (the "Second Option") on the Second Vesting Date, and thereafter shall be exercisable at any time or from time to time in whole or in part prior to the Expiration Date.

     Alternatively, the First Option and the Second Option shall vest if: (a) the Optionee is seated on the Board by invitation of OTFC, and (b) SVP consents in writing to Optionee being invited to sit on the Board.

     5. Method of Exercising Option.

               (a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise,

CUSIP No. 685932105               SCHEDULE 14A                    Page 13 of 17

          accompanied by such payment, shall be delivered to SVP at its principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no event may the Option granted hereunder be exercised for a fraction of an Option Share.

               (b) The Optionee may pay the Purchase Price in one of the following manners:

               (i) Cash Exercise. The Optionee shall deliver the Purchase Price to SVP in cash or by certified check or bank check or wire transfer of immediately available funds.

               (ii) Cashless Exercise. The Optionee shall surrender this Option to SVP together with a notice of cashless exercise, in which event SVP shall issue to the Optionee the number of Option Shares determined as follows:

               X = (Y* (A-B))/A

               where:

               X = the number of Option Shares to be issued to the Optionee;

               Y = the number of Option Shares with respect to which this Option is being exercised;

               A = the average of the Closing Sale Prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

               B = the Purchase Price (as adjusted to the date of such calculation).

               (c) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall transfer the Option Shares being purchased to the Optionee.

     6. Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

          (a) In the event of Optionee's withdrawal from the election for the Board;

          (b) In the event of Optionee becoming ineligible to be elected to the Board for any reason, including, but not limited to, his moving his residence out of a Qualified County, as that term is defined in the Nominee Agreement; or

          (c) In the event of Optionee's resignation from the Board or removal from the Board.

CUSIP No. 685932105               SCHEDULE 14A                    Page 14 of 17

     7. Adjustments. If prior to the exercise of any portion of the Option OTFC shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

     8. Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Option Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

     9. No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

     10. Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding; and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

     11. Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     12. Amendment: This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

     13. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the

CUSIP No. 685932105               SCHEDULE 14A                    Page 15 of 17

beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

     14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     15. Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Option Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date set forth above.

                                    STILWELL VALUE PARTNERS I, L.P.
                                    By: Stilwell Value LLC
                                    /s/ Joseph Stilwell
                                    ------------------------
                                    Joseph Stilwell
                                    Managing Member
ACCEPTED:
/s/ Neil R. Bryant
---------------------------
Neil R. Bryant

CUSIP No. 685932105               SCHEDULE 14A                    Page 16 of 17

                                   P R O X Y

       THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE
               BOARD OF DIRECTORS OF OREGON TRAIL FINANCIAL CORP.

                          OREGON TRAIL FINANCIAL CORP.
                      2001 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph Stilwell and Spencer L. Schneider, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the 2001 Annual Meeting of Oregon Trail Financial Corp. (the "Company"), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the following matters:

1. ELECTION OF DIRECTORS - To elect KEVIN D. PADRICK as a director of the
Company

             __ FOR                 __ WITHHOLD

To withhold authority to vote for the election of Kevin D. Padrick, place an X next to Withhold or strike out Mr. Padrick's name above.



2. APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002:

             For ___ Against ___ Abstain __

IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Group Nominee as Director and "FOR" the appointment of Deloitte & Touche LLP the independent accountants. This proxy revokes all prior proxies given by the undersigned.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before their proxy solicitation.

Please sign exactly as your name appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership,

CUSIP No. 685932105               SCHEDULE 14A                    Page 17 of 17


please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                          Dated:___________________________________

                          _________________________________________
                                          (Signature)
                          _________________________________________
                                   (Signature, if jointly held)

                          Title: ____________________________________


PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.